Exhibit 10.2

PARITY LIEN SECURITY AGREEMENT
Dated as of June 10, 2016
by
CVR PARTNERS, LP
CVR NITROGEN FINANCE CORPORATION AND
THE OTHER GRANTORS
FROM TIME TO TIME PARTY HERETO
in favor of
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

ANNEXES AND SCHEDULES
Annex 1    Form of Pledge Amendment
Annex 2    Form of Joinder Agreement
Annex 3    Form of Intellectual Property Security Agreement
Schedule 1    Commercial Tort Claims
Schedule 2    Filings
Schedule 3    Location of Inventory, Equipment and Books and Records
Schedule 4    Pledged Collateral
Schedule 5    Intellectual Property

i

PARITY LIEN SECURITY AGREEMENT, dated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), CVR PARTNERS, LP, a Delaware limited partnership (“Partnership”), CVR NITROGEN FINANCE CORPORATION, a Delaware corporation (“Finance Corp.” and, together with Partnership, the “Issuers”) and each of the other entities listed on the signature pages hereof as a Subsidiary Grantor or that becomes a party hereto pursuant to Section 7.6 (each, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Issuers, together with the Subsidiary Grantors, the “Grantors”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), as collateral trustee (in such capacity, together with its successors and permitted assigns, “Collateral Trustee”) for the benefit of the Secured Parties (as defined in the Indenture referred to below).
RECITALS
A.The Issuers are issuing $645,000,000 aggregate principal amount of 9.25% Senior Secured Notes due 2023 (together with all Additional Notes issued from time to time after the date hereof under, and in accordance with, the Indenture (as defined below) and all notes issued in replacement therefor under the Indenture, the “Notes”) pursuant to an indenture dated as of June 10, 2016 (the “Indenture”) among the Issuers, the Subsidiary Grantors, the Collateral Trustee and Wilmington Trust, National Association, as trustee (together with any successor thereto, the “Trustee”).
B.    The Subsidiary Grantors are required under the Indenture to (i) become a party to the Indenture and guarantee (a “Note Guarantee”) the payment of the Notes and the other obligations of the Issuers thereunder and under the Indenture and (ii) become a party hereto as a Grantor and secure such obligations.
C.    Pursuant to the Note Guarantees, the Grantors (including each Issuer with respect to the Obligations of each other Issuer) have jointly and severally guaranteed the payment when due of all Obligations under the Notes and the Indenture as provided therein.
D.    Reference is made to that certain Collateral Trust Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among the Issuers, the other grantors from time to time party thereto, the Trustee, the other Parity Lien Representatives from time to time party thereto and the Collateral Trustee.
E.    The Collateral Trust Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee as collateral trustee for the present and future holders of the Secured Obligations to (i) receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, (ii) enter into the Intercreditor Agreement and (iii) enforce the Intercreditor Agreement and the Security Documents, including this Agreement, and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

F.    The issuance of any Parity Lien Debt pursuant to the Parity Lien Documents is conditioned upon, among other things, the execution and delivery of this Agreement by each of the Grantors. The Grantors are affiliates of one another, are an integral part of a consolidated enterprise and will derive substantial direct and indirect benefits from the issuance of Parity Lien Debt, and are willing to execute and deliver this Agreement in order to induce the Secured Parties to enter into the Parity Lien Documents and to make their respective extensions of credit and other accommodations as set forth in the Parity Lien Documents.
G.    The Collateral Trustee has agreed to act as collateral trustee for the benefit of the Secured Parties in connection with the Collateral Trust Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Parity Lien Documents and to make their respective extensions of credit and other accommodations as set forth in the Parity Lien Documents, each Grantor hereby agrees with Collateral Trustee as follows:
ARTICLE I
DEFINED TERMS
1.1    Definitions. Capitalized terms used herein without definition are used as defined in the Collateral Trust Agreement.
(a)    The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof and such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account,” “account debtor,” “as-extracted collateral,” “certificated security,” “chattel paper,” “commercial tort claim,” “commodity contract,” “deposit account,” “document,” “electronic chattel paper,” “equipment,” “farm products,” “fixture,” “general intangible,” “goods,” “health-care-insurance receivable,” “instruments,” “inventory,” “investment property,” “letter-of-credit right,” “money,” “payment intangibles,” “proceeds,” “products,” “record,” “securities account,” “security,” “supporting obligation” and “tangible chattel paper.”
(b)    The following terms shall have the following meanings:
“ABL Facility” has the meaning assigned to such term in the Collateral Trust Agreement.
“ABL Facility Collateral Agent” has the meaning assigned to such term in the Collateral Trust Agreement.
“ABL Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.
“ABL Priority Collateral” has the meaning assigned to such term in the Collateral Trust Agreement.

“Act of the Required Debtholders” has the meaning assigned to such term in the Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning assigned to such term in the preamble.
“Applicable Agent” means (1) as to ABL Priority Collateral, (a) at any time after the consummation of the ABL Transaction and prior to the Discharge of the ABL Obligations (as defined in the Intercreditor Agreement), the ABL Facility Collateral Agent and (b) otherwise, the Collateral Trustee and (2) as to Notes Priority Collateral, the Collateral Trustee.
“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” has the meaning assigned to such term in the Indenture.
“Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock or any other Capital Stock Equivalent and all warrants, options or other rights to purchase subscribe for or otherwise acquire any Capital Stock or any other Capital Stock Equivalents, whether or not presently convertible, exchangeable or exercisable.
“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.
“Collateral” has the meaning specified in Section 2.1.
“Collateral Trust Agreement” has the meaning assigned to such term in the recitals.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.
“Control Agent” means the ABL Facility Collateral Agent in its capacity as gratuitous bailee and agent for the Collateral Trustee for the purpose of perfecting the Lien of Collateral Trustee on Collateral, to the extent so provided in Section 2.13 of the Intercreditor Agreement.

“Control Agreement” means a deposit account, securities account or commodities account control agreement by and among the applicable Grantor, the Applicable Agent and the depositary, securities intermediary or commodities intermediary, and each in form satisfactory to the Applicable Agent and in any event providing to Applicable Agent “control” of such deposit, securities or commodities account within the meaning of Articles 8 or 9 of the UCC.
“Controlled Securities Account” means (1) each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and (2) so long as the ABL Facility is in place, a Controlled Securities Account (as defined in the ABL Facility).
“Equity Interests” has the meaning assigned to such term in the Indenture.
“Excluded Assets” means, collectively, (1) any Intellectual Property, lease, license, contract, property rights or agreement to which the Issuers or any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest (a) is prohibited by applicable law, (b) requires the consent of any Person other than the Issuers and its Affiliates which has not been obtained as a condition to the creation by such Issuer or Guarantor of any Lien thereon, or (c) shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuers or any Guarantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include, and a security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to, any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i), (ii) or (iii) above; (2) any assets or Equity Interests of Unrestricted Subsidiaries; (3) any of the outstanding voting Capital Stock of a “controlled foreign corporation” within the meaning of Section 957 of the Code, provided, however, that 65% of the voting power of all classes of Capital Stock of each first tier controlled foreign corporation entitled to vote shall be pledged as Collateral, and provided further that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuers and each Guarantor shall attach to, such greater percentage of Capital Stock of each first tier or other applicable controlled foreign corporation; (4) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); (5) the Equity Interests in any Person that is not an Issuer, a Guarantor or a Subsidiary of an Issuer or a Guarantor, to the extent and for so long as the grant of the Lien shall constitute or result in a breach of, or default under, the terms of such Person’s joint venture agreement, limited liability company agreement, joint operating agreement or similar document (other than to the extent that any such term would be rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law); (6) any carbon credits or similar credits; (7) any individual real property with a fair market value of less than $5,000,000, and, together with all other real property excluded from the Collateral under this clause (7), with a fair market value of less than $10,000,000, provided that such real property does not constitute a portion of the Principal Properties; (8) assets or property owned by any Issuer or Guarantor that are subject to a Lien described under clause (7) of Permitted Liens if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits the creation of any other Lien on such assets or property; and (9) Excluded Deposit Accounts; provided, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
For the avoidance of doubt, no assets of any Subsidiary that is not a Grantor shall be included in the Collateral. In addition, the Lien on certain items of Collateral will not be required to be perfected to the extent the ABL Facility Collateral Agent, for so long as any ABL Obligations remain outstanding, or the Collateral Trustee, at any time thereafter, shall determine in its reasonable discretion after consultation with the Issuers (and, in the case of the Collateral Trustee acting as directed by an Act of the Required Debtholders) that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
“Excluded Deposit Accounts” means (i) any payroll account, (ii) any withholding tax, benefits, escrow, trust (other than the Collateral Account established pursuant to the Collateral Trust Agreement), customs or any other fiduciary account and (iii) any zero balance deposit account.
“Excluded Subsidiary” has the meaning assigned to such term in the Note Indenture.
“Finance Corp” has the meaning assigned to such term in the introductory paragraph.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantors” means each of: (1) the Subsidiaries of the Partnership, other than Finance Corp., executing the indenture as initial Guarantors; and (2) any other Restricted Subsidiary of the Partnership, other than Finance Corp., that becomes a Guarantor in accordance with the provisions of the indenture; and their respective successors and assigns, in each case until released from their obligations under their Note Guarantees and the indenture in accordance with the terms of the indenture; provided that Excluded Subsidiaries shall not be required to become Guarantors (but may elect, at their option, to become Guarantors).
“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, and, to the extent the same constitute intellectual or proprietary property, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related registrations, and all additions, improvements and accessions to any of the foregoing.

“Intercreditor Agreement” has the meaning assigned to such term in the Collateral Trust Agreement.
“Joinder Agreement” shall mean a Joinder Agreement, substantially in the form of Annex 2, delivered to the Collateral Trustee for the purpose of adding a Subsidiary as a party hereto pursuant to Section 7.6.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
“Notes Priority Collateral” has the meaning assigned to such term in the Collateral Trust Agreement.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person and undertaken by such Person in good faith.
“Parity Lien Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.
“Partnership” has the meaning assigned to such term in the introductory paragraph.
“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Lien” means any Lien permitted by the Indenture.
“Pledge Amendment” has the meaning assigned to such term in Section 7.6(b).
“Pledged Certificated Stock” means all certificated securities and any other Capital Stock or Capital Stock Equivalent of any Subsidiary of the Partnership evidenced by a security certificate (as defined in the UCC) and constituting a “security” under Article 8 of the UCC, in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock and Capital Stock Equivalents listed on Schedule 4. Pledged Certificated Stock does not include any Excluded Assets.

“Pledged Collateral” means, collectively, the Pledged Stock, the Pledged Debt Instruments and the Pledged Investment Property.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4, issued by the obligors named therein. Pledged Debt Instruments does not include any Excluded Assets.
“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property does not include any Excluded Assets.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” means any Capital Stock or Capital Stock Equivalent of any Subsidiary of the Partnership that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company not constituting Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organization document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, in each case to the extent such interests do not constitute Pledged Certificated Stock. Pledged Uncertificated Stock does not include any Excluded Assets.
“Principal Properties” means, collectively, (1) the Partnership’s nitrogen fertilizer plant located at 701 East Martin Street, Coffeyville, Kansas and (2) CVR Nitrogen, LP’s nitrogen fertilizer plant located at 16675 U.S. Route 20 West, East Dubuque, Illinois.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, including the real estate.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor of the Note Indenture and other consultants and agents of or to such Person or any of its Affiliates.
“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Secured Obligations” has the meaning assigned to such term in Section 2.2.

“Secured Parties” has the meaning set forth in the Collateral Trust Agreement.
“Security Documents” shall mean this Agreement, the Joinder Agreement, the Intercreditor Agreement, the Collateral Trust Agreement, the Control Agreements, the mortgages, the Intellectual Property Security Agreement and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Parity Lien Documents.
“Software” means (1) all computer programs, including source code and object code versions, (2) all data, databases and compilations of data, whether machine readable or otherwise, and (3) all documentation, training materials and configurations related to any of the foregoing.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the perfection or priority of Collateral Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
“Unrestricted Subsidiary” has the meaning set forth in the Indenture.
1.2    Certain Other Terms. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
1.3    Other Interpretive Provisions.
(a)    Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings provided herein when used in any certificate or other document made or delivered pursuant hereto.
(b)    The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)    Recitals Incorporated. The Recitals to this Agreement are hereby incorporated into and made a part of this Agreement as if set forth at length herein.
(d)    Certain Common Terms. The term “including” is not limiting and means “including without limitation.”
(e)    Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(f)    Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Parity Lien Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Parity Lien Document.
(g)    Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
ARTICLE II
GRANT OF SECURITY INTEREST
2.1    Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests, including any asset or properties that, but for the application of Section 552 of the Bankruptcy Code, would constitute Collateral, is collectively referred to as the “Collateral”:
(a)    all accounts, cash, chattel paper, collection accounts, deposit accounts, securities accounts (including securities entitlements therein and financial assets credited thereto), commodity accounts, documents, equipment, general intangibles (including Intellectual Property), payment intangibles (including corporate tax refunds), instruments, inventory, investment property, letter-of-credit rights and supporting obligations;
(b)    the commercial tort claims described on Schedule 1 and on any supplement thereto received by Collateral Trustee pursuant to Section 4.6;
(c)    all books and records pertaining to the other property described in this Section 2.1; and
(d)    all products and proceeds of the foregoing.
2.2    Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Parity Lien Obligations of such Grantor (the “Secured Obligations”), hereby grants and pledges to Collateral Trustee for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, that notwithstanding the foregoing, no Lien or security interest is hereby granted on or attaches to, and “Collateral” shall not include, any Excluded Assets; provided further, that if and when any property shall cease to be Excluded Assets, a Lien on and security interest in such property shall attach immediately therein.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into the Parity Lien Documents and to make their respective extensions of credit and other accommodations as set forth in the Parity Lien Documents, each Grantor hereby represents and warrants each of the following to Collateral Trustee and the other Secured Parties:
3.1    Title; No Other Liens. Except for the Lien granted to Collateral Trustee pursuant to this Agreement or under any other Parity Lien Document and other Permitted Liens (including those arising under an ABL Facility), such Grantor owns each item of the Collateral free and clear of any and all Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens).
3.2    Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a legal and valid perfected security interest in favor of Collateral Trustee in the following Collateral, subject to the occurrence of the following and to the extent required hereunder or under the Indenture: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, upon the completion of the filings and other actions specified on Schedule 2; (b) in the case of all Intellectual Property that is registered or subject to applications for registration, upon the completion of the filings and other actions specified on Schedule 2 and upon filing in United States Copyright Office or the United States Patent and Trademark Office, as applicable, of short-form intellectual property security agreements in the form attached hereto as Annex 3; (c) with respect to any deposit account, the execution of Control Agreements; and (d) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Applicable Agent over such letter-of-credit rights. Such security interest shall be prior to all other Liens on such Collateral except for Permitted Liens.
3.3    Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment with an aggregate value at any such location in excess of $1,000,000 and books and records concerning the Collateral are kept at the locations listed on Schedule 3.
3.4    Pledged Collateral.
(a)    The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. When such Grantor delivers the certificate representing any such Pledged Certificated Stock to the Collateral Trustee, (A) the Transaction Lien on such Pledged Stock will be perfected, subject to no prior Lien other than Permitted Liens, (B) the Collateral trustee will have Control of such Pledged Stock and (C) provided that neither the Collateral Trustee nor any Secured Party has notice of any adverse claim (as defined in UCC Section 8-302), the Collateral Trustee will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
(b)    As of the Closing Date, all certificates and instruments evidencing any Pledged Certificated Stock and Pledged Debt Instruments with an individual value in excess of $1,000,000 have been delivered to Collateral Trustee in accordance with Section 4.2(a).
(c)    Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement and applicable law, Collateral Trustee shall be entitled to (but shall not be obligated to) exercise all of the rights of Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock by Collateral Trustee shall be entitled to become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.
3.5    Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account in excess of $1,000,000 is evidenced by any instrument (other than checks received in the ordinary course of business) or tangible chattel paper that has not been delivered to Applicable Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.5(a).
3.6    Intellectual Property.
(a)    Schedule 5 sets forth, as of the Closing Date, a true and complete list of (i) all Intellectual Property of such Grantor that (A) is registered or subject to applications for registration or (B) constitutes licensed Material Intellectual Property, and (ii) all IP Licenses of such Grantor but excluding any off-the-shelf or “shrink wrap” software.
(b)    On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Parity Lien Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor. The conduct of such Grantor’s business does not, to such Grantor’s knowledge, infringe, misappropriate or otherwise violate the Intellectual Property of any other Person. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.
3.7    Commercial Tort Claims. The only commercial tort claims of any Grantor that it is aware of as of the Closing Date (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) with an expected recovery value in excess of $1,000,000 are those listed on Schedule 1, which sets forth such information separately for each Grantor.
ARTICLE IV
COVENANTS
Each Grantor agrees with Collateral Trustee to the following, as long as any Parity Lien Obligation remains outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted):
4.1    Maintenance of Perfected Security Interest; Further Documentation and Consents.
(a)    Such Grantor shall use commercially reasonable efforts to defend such security interest and such priority against the claims and demands of all Persons.
(b)    Such Grantor will notify the Collateral Trustee within 30 days of (i) any change in its name or organizational form, (ii) any change in its location (determined as provided in UCC Section 9-307) or (iii) its becoming bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, and such Grantor shall take all steps necessary to maintain the validity and perfection of the Liens in the Collateral of such Grantor to the extent required hereunder.
(c)    At any time and from time to time, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) only to the extent required hereunder or under any Parity Lien Document, (A) take such further action as Collateral Trustee may reasonably request and (B) execute and deliver any Control Agreements with respect to deposit accounts and securities accounts, other than Excluded Deposit Accounts and any deposit account or security account with a value of less than $1,000,000. Notwithstanding anything herein to the contrary, no Control Agreements shall be required with respect to any deposit account or securities account except to the extent required under the ABL Facility; provided, however, that this requirement shall be deemed satisfied for so long as the ABL Facility Collateral Agent is acting as agent for the benefit of the Collateral Trustee pursuant to the Intercreditor Agreement with respect to any deposit account control agreement or securities account control agreement to which the ABL Facility Collateral

Agent is a party; provided, further, that in no event shall any Grantor be required to execute or deliver (or maintain in effect) any deposit account control agreement or securities account control agreement if there is no ABL Facility then in effect or such control agreement is not otherwise required to be delivered to the ABL Facility Collateral Agent under the terms of the ABL Facility.
4.2    Pledged Collateral.
(a)    Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Collateral Trustee, in suitable form for transfer, (A) all Pledged Certificated Stock and (B) all Pledged Debt Instruments with an individual value in excess of $1,000,000, and (ii) maintain any securities account with a value in excess of $1,000,000 as a Controlled Securities Account.
(b)    Event of Default. During the continuance of an Event of Default, Collateral Trustee shall have the right, at any time in its discretion and without notice to Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Certificated Stock or Pledged Debt Instruments and (ii) exchange any certificate or instrument representing or evidencing any Pledged Certificated Stock or Pledged Debt Instruments for certificates or instruments of smaller or larger denominations.
(c)    Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Parity Lien Documents, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.
(d)    Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral.
4.3    Accounts. After the occurrence and during the continuance of an Event of Default, Collateral Trustee shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Collateral Trustee may reasonably require in connection therewith.
4.4    Commodity Accounts. Such Grantor shall use its commercially reasonable efforts to grant “control” (within the meaning of such term under Article 9-106 of the UCC) to Applicable Agent with respect to any commodity contract (including any Commodity Agreement) or commodity account, in each case included in the Collateral, in a manner reasonably acceptable to Applicable Agent; provided, that the requirement under this Section 4.4 shall not apply to any commodity contract (including any Commodity Agreement) or commodity account, as the case may be, having funds or other assets accredited thereto with a value of less than $1,000,000.
4.5    Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.
(a)    If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper (other than such instrument delivered in accordance with Section 4.2(a) or any checks received in the ordinary course of business), such Grantor shall inform the Applicable Agent of such occurrence and, at the request of Applicable Agent, immediately deliver such instrument or tangible chattel paper to Applicable Agent.
(b)    If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $1,000,000, such Grantor shall promptly, and in any event within 30 days after becoming a beneficiary, notify Applicable Agent thereof and, at the request and option of the Applicable Agent, such Grantor shall use its commercially reasonable efforts, to enter into a Contractual Obligation in form and substance reasonably satisfactory to Applicable Agent with Applicable Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit pursuant to which the issuer and any nominated person of such letter of credit shall consent to an assignment to the Applicable Agent of the proceeds of such letter of credit. Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account during the continuance of an Event of Default. The provisions of such Contractual Obligation shall be in form and substance reasonably satisfactory to Applicable Agent.
(c)    If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant Applicable Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar Section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.6    Intellectual Property.
(a)    Within 120 days after the end of each fiscal year, such Grantor shall deliver to the Collateral Trustee a supplement to Schedule 5 containing any Material Intellectual Property owned by it on the last day of such fiscal year that is not covered by any previous supplement. Within 30 days after any change to Schedule 5 for any Grantor, such Grantor shall provide Collateral Trustee notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.6 and any other documents that Collateral Trustee reasonably requests with respect thereto.
(b)    To the extent necessary to perfect Collateral Trustee’s security interest in the Intellectual Property Collateral constituting Material Intellectual Property, such Grantor shall execute and deliver to Collateral Trustee in a form suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor constituting Material Intellectual Property. Grantor shall file or record with the Applicable IP Office those documents referred to in the preceding clauses.
4.7    Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall become aware of its acquisition of any interest in any commercial tort claim with an expected recovery value in excess of $1,000,000 (whether from another Person or because such commercial tort claim shall have come into existence), (a) such Grantor shall, within 10 Business Days upon such acquisition, deliver to Collateral Trustee, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (b) Section 2.1 shall apply to such commercial tort claim and (c) such Grantor shall execute and deliver to Collateral Trustee any document necessary for the Collateral Trustee to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 4.6 shall, after the receipt thereof by Collateral Trustee, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
ARTICLE V
REMEDIAL PROVISIONS
5.1    Code and Other Remedies.
(a)    UCC Remedies. Subject to the terms of the Intercreditor Agreement, during the continuance of an event of default under any Parity Lien Document, Collateral Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
(b)    Disposition of Collateral. Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, Collateral Trustee may, but shall not be obligated to, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Requirements of Law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Collateral Trustee’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the terms of the Intercreditor Agreement, Collateral Trustee shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
(c)    Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement, (i) at Collateral Trustee’s request, it shall assemble the Collateral and make it available to Collateral Trustee at places that Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Collateral Trustee also has the right to require that each Grantor store and keep any Collateral pending further action by Collateral Trustee and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Collateral Trustee is able to sell, assign, convey or transfer any Collateral, Collateral Trustee shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value and (iv) Collateral Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Collateral Trustee’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Trustee shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Collateral Trustee.
(d)    Application of Proceeds. Subject to the Intercreditor Agreement, Collateral Trustee shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1 pursuant to Section 4(d) of the Collateral Trust Agreement.
(e)    Direct Obligation. Neither the Collateral Trustee nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Collateral Trustee and any other Secured Party under any Parity Lien Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Trustee or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(f)    Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Collateral Trustee to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Collateral Trustee to do any of the following:
(i)    incur significant costs, expenses or other Liabilities deemed reasonable by Collateral Trustee to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
(ii)    fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
(v)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Collateral Trustee, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Trustee in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
(vi)    dispose of assets in wholesale rather than retail markets;
(vii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or
(viii)    purchase insurance or credit enhancements to insure Collateral Trustee against risks of loss, collection or disposition of any Collateral or to provide to Collateral Trustee a guaranteed return from the collection or disposition of any Collateral.
Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Trustee that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.
(g)    IP Licenses. For the purpose of enabling Collateral Trustee to, subject to the Intercreditor Agreement, exercise rights and remedies under this Agreement (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Trustee, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, to use, practice and otherwise exploit any Intellectual Property now owned or hereafter acquired by such Grantor, and included in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor; in each case only to the extent required for the Collateral Trustee to exercise its rights and remedies under this Agreement or under the Parity Lien Documents.
5.2    Accounts and Payments in Respect of General Intangibles.
(a)    In addition to, and not in substitution for, any similar requirement in the Parity Lien Documents, subject to the terms of the Intercreditor Agreement, if required by Collateral Trustee at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Applicable Agent, in a Cash Collateral Account, subject to withdrawal by Applicable Agent as provided in Section 5.4. Until so turned over, such payment shall be held by such Grantor in trust for Applicable Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)    At any time during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement:
(i)    each Grantor shall, upon Collateral Trustee’s request, deliver to Collateral Trustee all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Collateral Trustee and that payments in respect thereof shall be made directly to Collateral Trustee;
(ii)    Collateral Trustee may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Collateral Trustee’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Collateral Trustee may at any time, subject to the terms of the Intercreditor Agreement, enforce such Grantor’s rights against such account debtors and obligors of general intangibles to the extent permitted by law; and
(iii)    each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Collateral Trustee to ensure any Internet Domain Name is registered.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Parity Lien Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
5.3    Pledged Collateral.
(a)    Voting Rights. During the continuance of an Event of Default, upon written notice by Collateral Trustee to the relevant Grantor or Grantors, Collateral Trustee or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Collateral Trustee may determine), all without liability except to account for property actually received by it; provided, however, that Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    Proxies. In order to permit Collateral Trustee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Trustee all such proxies, dividend payment orders and other instruments as Collateral Trustee may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Collateral Trustee an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).
(c)    Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to, subject to the Intercreditor Agreement, (i) comply with any instruction received by it from Collateral Trustee in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Parity Lien Document, each issuer of any Pledged Collateral to pay any dividend or make any other payment with respect to the Pledged Collateral directly to Collateral Trustee.
(d)     Pledged Stock.     Subject to the Intercreditor Agreement, each issuer of any Pledged Stock hereunder, by executing and delivering this Agreement hereby:  (i) consents to the grant of a lien and security interest in favor of the Collateral Trustee by any Grantor on such Pledged Stock, (ii) consents to any transfer of such Pledged Stock in connection with the exercise of the Collateral Trustee’s rights under this Agreement (a “Transfer”), (iii) consents to the voting rights and rights in respect of distributions provided in Sections 5.3(a) and 5.3(b) of this Agreement and (iv) agrees to be bound by and to comply with the terms of this Agreement insofar as such terms are applicable to it, as issuer of such Pledged Stock. Notwithstanding any provision of the constitutive documents of any issuer of any Pledged Stock hereunder to the contrary, by executing and delivering this Agreement such issuer of Pledged Stock further agrees that any transferee of such Pledged Stock in connection with a Transfer shall automatically be admitted as a member or partner under such issuer’s constitutive documents without consent, amendment or other action of such issuer or any other member or partner of such Grantor.
5.4    Proceeds to be Turned over to and Held by Collateral Trustee. Unless otherwise expressly provided in the Indenture or this Agreement, subject to the Intercreditor Agreement, during the continuance of an Event of Default if requested by the Collateral Trustee, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the benefit of the Secured Parties and any other Second Lien Representative, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Applicable Agent in the exact form received (with any necessary endorsement). Subject to the Intercreditor Agreement, during the continuance of an Event of Default, all such proceeds of Collateral and any other proceeds of any Collateral received by Collateral Trustee in cash or Cash Equivalents shall be held by Collateral Trustee in a Cash Collateral Account. Subject to the Intercreditor Agreement, all proceeds being held by Collateral Trustee in a Cash Collateral Account (or by such Grantor in trust for Collateral Trustee) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Collateral Trust Agreement.
5.5    Sale of Pledged Collateral.
(a)    Each Grantor recognizes that Collateral Trustee may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities

Act of 1993, as amended, and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to the Intercreditor Agreement, Collateral Trustee shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
(b)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 5.1 and this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Collateral Trustee and other Secured Parties, that Collateral Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Parity Lien Document. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Collateral Trustee.
5.6    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Collateral Trustee or any other Secured Party to collect such deficiency.
ARTICLE VI
COLLATERAL TRUSTEE
6.1    Collateral Trustee’s Appointment as Attorney-in-Fact.
(a)    Each Grantor hereby irrevocably constitutes and appoints Collateral Trustee and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Parity Lien Documents, subject to the terms of the Intercreditor Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to carry out the terms of the Parity Lien Documents at any time after and during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives Collateral Trustee and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)    in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Trustee for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property owned by or licensed to Grantors, execute, deliver and have recorded any document that Collateral Trustee may request to evidence, effect, publicize or record Collateral Trustee’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Parity Lien Documents (including all or any part of the premiums therefor and the costs thereof);
(iv)    execute, in connection with any sale provided for in Sections 5.1 or 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or
(v)    (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Collateral Trustee or as Collateral Trustee shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Collateral Trustee may deem appropriate, (G) assign any Intellectual Property owned by Grantors or any IP Licenses of Grantors throughout the world on such terms and conditions and in such manner as Collateral Trustee shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Collateral Trustee were the absolute owner thereof for all purposes and do, at Collateral Trustee’s option, at any time or from time to time, all acts and things that Collateral Trustee deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Parity Lien Documents, all as fully and effectively as such Grantor might do.
(vi)    If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.
(b)    The expenses of Collateral Trustee incurred in connection with actions undertaken as provided in this Section  6.1, together with any interest thereon and at a rate as set forth in the Parity Lien Documents from the date of payment by Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Collateral Trustee on demand.
(c)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2    Authorization to File Financing Statements. Each Grantor authorizes Collateral Trustee and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Collateral Trustee reasonably determines appropriate to perfect the security interests of Collateral Trustee under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now owned or hereafter acquired” or any other description of similar meaning. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Collateral Trustee to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.
Each Grantor also authorizes the Collateral Trustee and its Related Persons, at any time and from time to time, to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Trustee as secured party.
Notwithstanding the authority granted to the Collateral Trustee to file financing statements or to make other filings and recordings under this Section 6.2, each Grantor retains the obligation to make any filings or recordings as are necessary to perfect the Collateral Trustee’s security interest in the Collateral.
6.3    Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of Collateral Trustee under this Agreement with respect to any action taken by Collateral Trustee or the exercise or non-exercise by Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Collateral Trustee and Grantors, Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.
6.4    Duty; Obligations and Liabilities.
(a)    Duty of Collateral Trustee. Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Collateral Trustee deals with similar property for its own account. The powers conferred on Collateral Trustee hereunder are solely to protect Collateral Trustee’s interest in the Collateral and shall not impose any duty upon Collateral Trustee to exercise any such powers. Collateral Trustee shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Collateral Trustee shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Collateral Trustee in good faith.
(b)    Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Collateral Trustee hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
ARTICLE VII
MISCELLANEOUS
7.1    Reinstatement. Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
7.2    Release of Collateral. The Liens granted by each Grantor hereunder shall automatically terminate, be released or be subordinated as set forth in Section 7 of the Collateral Trust Agreement. Upon any termination of a Lien or release of Collateral, the Collateral Trustee will, subject to the requirements of the Collateral Trust Agreement, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Lien or the release of such Collateral, as the case may be.
7.3    Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. Upon any Event of Default, Collateral Trustee may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.
7.4    No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
7.5    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8 of the Collateral Trust Agreement and the Intercreditor Agreement or as otherwise set forth in the Parity Lien Documents; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Collateral Trustee and each Grantor directly affected thereby.
7.6    Additional Grantors; Additional Pledged Collateral.
(a)    Joinder Agreements. If, at the option of Partnership or as required pursuant to Section 10.08 of the Indenture, Partnership shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Collateral Trustee a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
(b)    Pledge Amendments. To the extent any Pledged Collateral is required to be delivered after the Closing Date, such Grantor shall deliver a pledge amendment duly executed by Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Collateral Trustee to attach each Pledge Amendment to this Agreement.
7.7    Notices. All notices, requests and demands to or upon Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 13.01 of the Indenture; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Partnership’s notice address set forth in Section 13.01 of the Indenture.
7.8    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Collateral Trustee.
7.9    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
7.10    Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
7.11    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
7.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

7.13    Submission to Jurisdiction. Any legal action or proceeding with respect to any Parity Lien Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Issuer and each other Grantor executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Collateral Trustee to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Collateral Trustee determines that such action is necessary or appropriate to exercise its rights or remedies under the Parity Lien Documents. The parties hereto (and, to the extent set forth in any other Parity Lien Document, each other Guarantor) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
7.14    Service of Process. Each Grantor hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Parity Lien Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Issuers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
7.15    No Recourse. The parties hereto hereby acknowledge and agree that neither the GP nor any director, officer, employee, limited partner or shareholder of Partnership or the GP shall have any liability in respect of the obligations of the Grantors under this Agreement and the other Parity Lien Documents by reason of his, her or its status.
7.16    Concerning the Collateral Trustee.
(a)    The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Parity Lien Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Parity Lien Documents. No implied duties (including fiduciary duties) or obligations shall be read into this Agreement or any other Parity Lien Document against the Collateral Trustee. To the extent that, at law or in equity and notwithstanding the other provisions of this Agreement, the Collateral Trustee has duties (including fiduciary duties) and liabilities relating thereto to any Person, the Collateral Trustee shall not be liable for the actions of the Collateral Trustee taken in good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Collateral Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Collateral Trustee.
(b)    In addition to, and not in limitation of, any provision of paragraph of Section 7.16(a), the Collateral Trustee will be entitled to all of the rights, protections, immunities and indemnities applicable to it as set forth in the Indenture or the Collateral Trust Agreement as if specifically set forth herein in connection with any action or inaction hereunder or under any Parity Lien Document, and each Secured Party by its acceptance of a Parity Lien Obligation shall be deemed to have acknowledged and agreed to the same.
7.17    Intercreditor Agreement. Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and (b) the exercise of any right or remedy by the Collateral Trustee hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement (if any). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

CVR Partners, LP, as an Issuer
By:	CVR GP, LLC, its general partner
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and Treasurer

CVR NITROGEN FINANCE CORPORATION, as an Issuer
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC, as a Grantor
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Authorized Person

CVR NITROGEN GP, LLC, as a Grantor
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Authorized Person

SIGNATURE PAGE - PARITY LIEN SECURITY AGREEMENT

CVR NITROGEN, LP, as a Grantor
By:	CVR NITROGEN GP, LLC, its general partner
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Authorized Person

CVR NITROGEN HOLDINGS, LLC, as a Grantor
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Authorized Person

EAST DUBUQUE NITROGEN FERTILIZERS, LLC, as a Grantor
By:	/s/ Susan M. Ball
	Name:	Susan M. Ball
	Title:	Authorized Person

SIGNATURE PAGE - PARITY LIEN SECURITY AGREEMENT

ACCEPTED AND AGREED

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

SIGNATURE PAGE - PARITY LIEN SECURITY AGREEMENT

ANNEX 1
TO
PARITY LIEN SECURITY AGREEMENT1
FORM OF PLEDGE AMENDMENT
This Pledge Amendment, dated as of __________, 20__, is delivered pursuant to Section 7.6 of the Parity Lien Security Agreement, dated as of June 10, 2016, by and among CVR Partners, LP, a Delaware limited partnership (“Partnership”), CVR Nitrogen Finance Corporation, a Delaware corporation (“Finance Corp.”), the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of Wilmington Trust, National Association, as Collateral Trustee for the Secured Parties referred to therein (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Parity Lien Security Agreement”). Capitalized terms used herein without definition are used as defined in the Parity Lien Security Agreement.
The undersigned hereby agrees that this Pledge Amendment may be attached to the Parity Lien Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Parity Lien Security Agreement and hereby grants a security interest in such Pledged Collateral to secure all Secured Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4(a) and 3.5 of the Parity Lien Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]
By:
Name:
Title:

1 To be used for pledge of additional Pledged Collateral by existing Grantor.

Annex 1-A
PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

ACKNOWLEDGED AND AGREED
“Collateral Trustee”
WILMINGTON TRUST,
NATIONAL ASSOCIATION

By:
Name:
Title: Duly Authorized Signatory

ANNEX 2
TO
PARITY LIEN SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of __________, 20__, is delivered pursuant to Section 7.6 of the Parity Lien Security Agreement, dated as of June 10, 2016, by and among CVR Partners, LP, a Delaware limited partnership (“Partnership”), CVR Nitrogen Finance Corporation, a Delaware corporation (“Finance Corp.”) and the other Persons from time to time party thereto as Grantors in favor of Wilmington Trust, National Association, as Collateral Trustee for the Secured Parties referred to therein (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Parity Lien Security Agreement”). Capitalized terms used herein without definition are used as defined in the Parity Lien Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.6 of the Parity Lien Security Agreement, hereby becomes a party to the Parity Lien Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to Collateral Trustee for the benefit of the Secured Parties, and grants to Collateral Trustee for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Parity Lien Security Agreement.
The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1, 2, 3, 4 and 5 to the Parity Lien Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Parity Lien Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Parity Lien Security Agreement and shall secure all Secured Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Parity Lien Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED
[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

“Collateral Trustee”
WILMINGTON TRUST,
NATIONAL ASSOCIATION

By:
Name:
Title:

ANNEX 3
TO
PARITY LIEN SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of __________, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Wilmington Trust, National Association (“Wilmington”), as collateral trustee (in such capacity, together with its successors and permitted assigns, “Collateral Trustee”) for the Secured Parties (as defined in the Collateral Trust Agreement referred to below).
RECITALS
H.    The Issuers have issued $645,000,000 aggregate principal amount of 9.25% second lien senior secured notes due 2023 (together with all Additional Notes issued from time to time after the date thereof under, and in accordance with, the Indenture (as defined below) and all notes issued in replacement therefor under the Indenture (as defined below), the “Notes”) pursuant to an indenture dated as of June 10, 2016 (the “Indenture”) among the Issuers, the Guarantors, the Collateral Trustee and Wilmington Trust, National Association, as trustee (together with any successor thereto, the “Trustee”); and
I.    The Subsidiary Guarantors are required under the Indenture and Guarantee to (a) become a party to the Indenture and guarantee the payment of the Notes and the other obligations of the Issuers thereunder and under the Indenture and (b) become a party to the Parity Lien Security Agreement, dated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time (the “Parity Lien Security Agreement”);
J.    All of Grantors are party to the Parity Lien Security Agreement pursuant to which Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
AGREEMENT
NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Parity Lien Documents, each Grantor hereby agrees with Collateral Trustee as follows:
Section 1.    Defined Terms. Capitalized terms used herein without definition are used as defined in the Parity Lien Security Agreement.
Section 2.    Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the
1 Separate agreements should be executed relating to each Grantor's respective Copyrights, Patents, and Trademarks.

Secured Obligations of such Grantor, hereby grants and pledges to Collateral Trustee for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
(a)    [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;
(b)    all renewals, reversions and extensions of the foregoing; and
(c)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(d)    [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;
(e)    all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and
(f)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(g)    [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;
(h)    all renewals and extensions of the foregoing;
(i)    all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(j)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.    Parity Lien Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Collateral Trustee pursuant to the Parity Lien Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Collateral Trustee with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Parity Lien Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
Section 4.    Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.
Section 5.    Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Deliverance of an executed signature page of this Copyright] [Patent] [Trademark] Security Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 6.    Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, “Grantor” [GRANTOR]
By:
Name:
Title:

ACCEPTED AND AGREED
“Collateral Trustee”
WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

ACKNOWLEDGMENT OF GRANTOR
State of     )
    )    ss.
County of     )
On this ___ day of __________, 20__ before me personally appeared ____________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.
_________________________

    Notary Public

[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
[Copyright] [Patent] [Trademark] Registrations

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]
[Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS
[Include Application Number and Date]

3.	IP LICENSES
[Include complete legal description of agreement (name of agreement, parties and date)]